                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-29121) of EndoSonics Corporation and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of EndoSonics Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                          /S/ ERNST & YOUNG LLP
Sacramento, California
June 17, 1997